Exhibit 21.1

Assurant List of Subsidiaries

Subsidiary Name	State or Country of Organization
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
ALOC Holdings ULC	Canada
American Bankers Capital, Inc.	Delaware
American Bankers Dominicana S.A.	Dominican Republic
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers International Division, Inc	Puerto Rico
American Bankers Life Assurance Company Of Florida	Florida
American Bankers Management Company, Inc.	Florida
American Bankers Sales Corporation, Inc.	Florida
American Memorial Life Insurance Company	South Dakota
American Reliable Insurance Company	Arizona
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Danos Mexico, S.A.	Mexico
Assurant Deutschland GmbH	Germany
Assurant Group Limited	England
Assurant Holding De Puerto Rico, Inc.	Puerto Rico
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant, Inc.	Delaware
Assurant Life of Canada	Canada
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos
Assurant Seguradora S/A	Brazil
Assurant Services Brasil Ltda	Brazil
Assurant Services Canada, Inc.	Canada
Assurant Services Denmark A/S	Denmark
Assurant Services Ireland, Ltd.	Ireland
Assurant Services Italia s.r.l.	Italy
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Servicios De Mexico, S.A. De C.V.	Mexico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico, S.A.	Mexico
Bankers Atlantic Reinsurance Company	Turks & Caicos
Bankers Insurance Company Limited	England
Bankers Insurance Service Company, Ltd.	England
Bankers Life Assurance Company, Ltd.	England
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Consumer Assist Network Association, Inc.	Delaware
Core, Inc.	Massachusetts
Dental Health Alliance, L.L.C.	Delaware
Denticare of Alabama, Inc.	Alabama
Disability Reinsurance Management Services, Inc.	Delaware
Family Considerations, Inc.	Georgia
FamilySide, Inc.	Canada

Federal Warranty Service Corporation	Illinois
Financial Exchange, Inc.	Texas
Florida Office Corp.	Delaware
Gala, Inc.	Alabama
GP Legacy Place, Inc.	Delaware
Guardian Investment Services, Inc.	Florida
Guardian Travel, Inc.	Florida
Insureco Agency & Insurance Services, Inc.	California
Insureco, Inc.	California
Insureco Services, Inc.	California
Interfinancial Inc.	Georgia
International Financial Group, Inc.	Texas
JA Services, Inc.	Delaware
John Alden Financial Corporation	Delaware
John Alden Life Insurance Company	Wisconsin
John Alden Service Warranty Corporation	Delaware
John Alden Service Warranty Corporation Of Florida	Florida
MS Diversified Corporation	Mississippi
MS Loan Center, Inc.	Mississippi
National Insurance Agency, Inc.	Florida
National Insurance Institute, LLC	Wisconsin
North Star Marketing Corporation	Ohio
NSM Sales Corporation	Nevada
Quail Roost Properties, Inc.	Florida
Reliable Lloyds Insurance Company	Texas
Roadgard Motor Club, Inc.	Florida
Safeco Financial Institution Solutions, Inc.	CA
Service Delivery Advantage, LLC	Illinois
SSDC, Corp.	Delaware
Standard Guaranty Insurance Company	Delaware
Sureway, Inc.	Delaware
Time Insurance Company	Wisconsin
UDC Dental California, Inc.	California
UDC Ohio, Inc.	Ohio
Union Security DentalCare of Georgia, Inc.	Georgia
Union Security DentalCare of New Jersey, Inc.	New Jersey
Union Security Insurance Company	Iowa
Union Security Life Insurance Company of New York	New York
United Dental Care of Arizona, Inc.	Arizona
United Dental Care of Colorado Inc.	Colorado
United Dental Care of Michigan Inc.	Michigan
United Dental Care of Missouri, Inc.	Missouri
United Dental Care of New Mexico, Inc.	New Mexico
United Dental Care of Texas, Inc.	Texas
United Dental Care of Utah, Inc.	Utah
United Family Life Insurance Company	Georgia
United Service Protection Corporation	Delaware
United Service Protection, Inc.	Florida
Voyager American Insurance Company, Ltd.	Turks & Caicos
Voyager Group, Inc.	Florida
Voyager Indemnity Insurance Company	Georgia

Voyager Property And Casualty Insurance Company	South Carolina
Voyager Service Programs, Inc.	Florida
Voyager Service Warranties, Inc.	Florida